As filed with the Securities and Exchange Commission on March 29, 2011.	Registration Statement No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zoom Telephonics, Inc.
(Name of registrant as specified in its charter)

Delaware	04-2621506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

207 South Street
Boston, Massachusetts 02111
(Address of principal executive offices)
—————————
Zoom Telephonics, Inc. 2009 Stock Option Plan
Zoom Telephonics, Inc. 2009 Directors Stock Option Plan.
(Full title of the Plans)
—————————
Frank B. Manning
President and Chief Executive Officer
Zoom Telephonics, Inc.
207 South Street
Boston, Massachusetts 02111
(617) 423-1072
 (Name, address, and telephone number of agent for service)

Copies of all communications to:
Jeffrey P. Steele, Esq.
Morse, Barnes-Brown & Pendleton, P.C.
1601 Trapelo Road
Waltham, Massachusetts 02451
(781) 622-5930

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☑
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value	1,496,000 shares	(2)	$0.55	(3)	$822,800	$95.53
Common stock, $0.01 par value	1,004,000 shares	(4)	$0.51	(5)	$512,040	$59.45
Common stock, $0.01 par value	280,000 shares	(6)	$0.55	(7)	$154,000	$17.88
Common stock, $0.01 par value	120,000 shares	(8)	$0.39	(9)	$46,800	$5.43
Totals	2,900,000 shares				$1,535,640	$178.29

(1)
Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)	Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the Zoom Telephonics, Inc. 2009 Stock Option Plan.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, using the last reported sale price as reported on the Over-the-Counter Bulletin Board on March 25, 2011.

(4)	Represents shares of common stock issuable upon exercise of stock options granted pursuant to the Zoom Telephonics, Inc. 2009 Stock Option Plan.
(5)
Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the weighted average exercise price per share of the options outstanding under the Zoom Telephonics, Inc. 2009 Stock Option Plan.

(6)	Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the Zoom Telephonics, Inc. 2009 Director Stock Option Plan.
(7)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, using the last reported sale price as reported on the Over-the-Counter Bulletin Board on March 25, 2011.

(8)	Represents shares of common stock issuable upon exercise of stock options granted pursuant to the Zoom Telephonics, Inc. 2009 Director Stock Option Plan.
(9)
Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the weighted average exercise price per share of the options outstanding under the Zoom Telephonics, Inc. 2009 Director Stock Option Plan.

PART I

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees and directors as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents which we filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this registration statement as of their respective dates:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;
•	Our Current Report on Form 8-K filed on March 4, 2011; and
•
The “Description of Capital Stock” contained in our Registration Statement on Form S-1 filed October 5, 2010, together with all amendments and reports filed for the purpose of updating that description.

All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02, Item 7.01 or Item 8.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents.  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or superseded such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.  The Certificate of Incorporation and By-laws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by such section.

In addition, the Company’s directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit Number	Description
4.1	Zoom Telephonics, Inc. 2009 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Form 8-K dated December 16, 2009 and incorporated by reference herein).
4.2	Zoom Telephonics, Inc. 2009 Directors Stock Option Plan (incorporated by reference to Exhibit 4.2 to the Form 8-K dated December 16, 2009 and incorporated by reference herein).
4.3
Form of director option grant pursuant to Zoom Telephonics, Inc. 2009 Directors Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Form 8-K dated December 16, 2009 and incorporated by reference herein).

4.4
Form of incentive stock option grant pursuant to Zoom Telephonics, Inc. 2009 Stock Option Plan (incorporated by reference to Exhibit 4.4 to the Form 8-K dated December 16, 2009 and incorporated by reference herein).

4.5
Form of non-qualified stock option grant pursuant to Zoom Telephonics, Inc. 2009 Stock Option Plan (incorporated by reference to Exhibit 4.5 to the Form 8-K dated December 16, 2009 and incorporated by reference herein).

5.1*	Legal Opinion of Morse, Barnes-Brown & Pendleton, P.C.
23.1*	Consent of Marcum LLP
23.2*	Consent of UHY LLP
23.3	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
______________
* Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or  section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on this 29th day of March 2011.

Zoom Telephonics, Inc.

By:	/s/Frank B. Manning
Frank B. Manning
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank B. Manning his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments filed pursuant to Rule 462, or otherwise) of and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 29, 2011.

Signature	Date	Title

/s/Frank B. Manning	March 29, 2011	President, Chief Executive Officer and Director
Frank B. Manning		(Principal Executive Officer and Principal Financial Officer)
/s/Peter R. Kramer	March 29, 2011	Director
Peter R. Kramer
/s/Bernard Furman	March 29, 2011	Director
Bernard Furman
/s/Joseph J. Donovan	March 29, 2011	Director
Joseph J. Donovan
/s/J. Ronald Woods	March 29, 2011	Director
J. Ronald Woods

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Legal Opinion of Morse, Barnes-Brown & Pendleton, P.C.

23.1	Consent of Marcum LLP

23.2	Consent of UHY LLP

23.3	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)